UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  July 17, 2003

                         WASHINGTON TRUST BANCORP, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


           Rhode Island                   0-13091               05-0404671
--------------------------------- ----------------------- ----------------------
  (State or Other Jurisdiction          (Commission           (IRS Employer
        of Incorporation)               File Number)       Identification No.)


                  23 Broad Street, Westerly, Rhode Island 02891
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (401) 348-1200

            Former name or address, if changed from last report: N/A

Item 7.  Financial Statements and Exhibits

(c)      Exhibit

Exhibit No.     Exhibit
99.1            Press Release dated July 17, 2003

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

In accordance with Securities and Exchange Commission Release No. 33-8126, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition", is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 17, 2003, Washington Trust Bancorp, Inc. issued a press release in which it disclosed unaudited financial information related to second quarter consolidated earnings. A copy of the press release relating to such announcement, dated July 17, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                  EXHIBIT INDEX
Exhibit No.     Exhibit
99.1            Press Release dated July 17, 2003

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           WASHINGTON TRUST BANCORP, INC.


Date:  July  17, 2003                      By: John C. Warren
---------------------                      ------------------------------------
                                           John C. Warren
                                           Chairman and Chief Executive Officer

Exhibit 99.1

[GRAPHIC OF REGISTRANT'S LOGO OMITTED]
WASHINGTON TRUST BANCORP, INC.
        NASDAQ: WASH
                                         Contact:   David V. Devault
                                                    Executive Vice President,
                                                    Secretary, Treasurer and CFO
                                         Telephone:  (401) 348-1319
                                         E-mail:  dvdevault@washtrust.com
                                         Date: July 17, 2003
                                         For Immediate Release

                     Washington Trust Announces 14% Increase
                             In 2nd Quarter Earnings

Westerly, Rhode Island...Washington Trust Bancorp, Inc. (NASDAQ: WASH), parent company of The Washington Trust Company, today reported net income of $4.574 million for the three months ended June 30, 2003, up 14 percent from the $4.024 million reported for the second quarter of 2002. On a diluted earnings per share basis, the Corporation earned 34 cents for the three months ended June 30, 2003, compared to 31 cents per diluted share for the second quarter of 2002. In June 2003, the Corporation incurred an after tax charge of $649 thousand, or 5 cents per diluted share, related to the prepayment of certain higher interest rate Federal Home Loan Bank advances. Excluding this special item in 2003 and excluding merger related charges of $417 thousand after tax, or 3 cents per diluted share, in the second quarter 2002, earnings for the three months ended June 30, 2003 were $5.223 million, or 39 cents per diluted share, as compared to $4.441 million, or 34 cents per share, for the same period a year ago.

The return on average assets and return on average equity for the three months ended June 30, 2003 were 1.01% and 13.57%, compared to 1.03% and 13.68%, respectively, for the three months ended June 30, 2002.

John C. Warren, Washington Trust's Chairman and Chief Executive Officer stated, "We're pleased with our second quarter results. They reflect the Bank's solid performance throughout our lines of business, and our success in maintaining excellent asset quality in a challenging economic environment. Strong residential loan sale gains afforded us the opportunity to prepay certain higher interest rate borrowings to reduce our future borrowing costs, while still realizing a respectable increase in earnings."

Net income for the six months ended June 30, 2003 amounted to $9.3 million, or 70 cents per diluted share, as compared to $7.8 million, or 62 cents per diluted share for the same period in 2002. Excluding the 2003 debt prepayment charges and the 2002 merger related charges described previously, earnings for the six months ended June 30, 2003 totaled $10.0 million, or 75 cents per diluted share, as compared to $8.2 million, or 65 cents per diluted share for the corresponding period in 2002.

The return on average assets for the six months ended June 30, 2003 was similar to that of the same period a year ago, 1.04% as compared to 1.07%, while the return on average equity declined to 14.06% for the six months ended June 30, 2003, as compared to 14.27% for the same period in 2002.

Net interest income for the second quarter of 2003 increased by 6 percent to $12.3 million from the second quarter of 2002. Net interest income for the six months ended June 30, 2003 amounted to $24.2 million, up 15% from the $21.0 million reported for the corresponding 2002 period, largely due to the April 2002 acquisition of First Financial Corp. The increase in net interest income was due to earning asset growth, however net interest income was adversely affected by a decline in the net interest margin. The net interest margin for the six months ended June 30, 2003 amounted to 2.97%, down 22 basis points from the 3.19% reported for the same period a year ago. The net interest margin has been affected by the significant decline in market interest rates and reflects a decline in yields on loans and securities offset somewhat by lower funding costs of interest-bearing deposits and Federal Home Loan Bank advances.

Noninterest income, excluding net realized gains on securities, totaled $7.0 million for the quarter ended June 30, 2003, up 29 percent from the $5.4 million reported for the second quarter of 2002. For the six months ended June 30, 2003, noninterest income amounted to $12.8 million, an increase of 23 percent from the comparable 2002 amount of $10.3 million.

                                  --M O R E--

The growth in noninterest income was attributable to increases in gains on loan sales and service charges on deposits. For the first six months of 2003, gains on loan sales amounted to $2.7 million, an increase of $1.8 million from the same period in 2002. As a result of the decline in interest rates, the Corporation has experienced heavy residential mortgage activity, predominantly refinancing, which increased the amount of loans sold into the secondary market. The Corporation expects this activity to remain strong during the third quarter of 2003, however this level of activity may not be sustainable in future periods. For the six months ended June 30, 2003, service charges on deposit accounts amounted to $2.4 million, up $646 thousand from the corresponding period in 2002. Growth in deposits and changes in the fee structure of various deposit products were contributing factors in this increase. Revenue from trust and investment management services continues to be the largest component of noninterest income. Trust and investment management income, which is closely tied to the performance of the financial markets, totaled $5.3 million for the six months ended June 30, 2003, essentially unchanged from the amount reported for the corresponding period in 2002. Revenue growth has slowed reflecting the financial market declines. Trust and investment assets under administration amounted to $1.576 billion at June 30, 2003, compared to $1.524 billion at December 31, 2002.

The Corporation recognized net realized gains on securities amounting to $400 thousand and $381 thousand in the second quarter of 2003 and 2002, respectively, related to annual contributions of appreciated equity securities to the Corporation's charitable foundation. The costs associated with the contributions amounted to $433 thousand and $403 thousand and were included in other noninterest expenses in the second quarter of 2003 and 2002, respectively. For the six months ended June 30, 2003 and 2002, net realized gains on securities totaled $630 thousand and $672 thousand, respectively.

For the second quarter of 2003, noninterest expenses totaled $12.8 million, up $1.4 million from the amount of noninterest expenses reported for second quarter of 2002. For the six months ended June 30, 2003, noninterest expenses amounted to $23.8 million, up $3.2 million from the comparable 2002 amount. Included in noninterest expenses in the second quarter of 2003 were $941 thousand in prepayment penalty charges associated with the prepayment of certain Federal Home Loan Bank advances totaling $23 million. The prepayment of certain higher interest rate borrowings was consummated in June 2003 to reduce future funding costs. The Corporation expects that this debt restructuring will result in future interest expense savings of approximately $510 thousand on an annualized basis over the remaining term of the prepaid debt. Included in the second quarter of 2002 were $605 thousand of acquisition costs incurred in connection with acquisition of First Financial Corp. Exclusive of the debt prepayment penalties in 2003 and the acquisition costs in 2002, the increase in noninterest expenses was primarily due to normal growth and higher operating costs resulting from the acquisition of First Financial Corp. Salaries and benefits, the largest component of total noninterest expense, amounted to $13.2 million for the six months ended June 30, 2003, compared to the $11.6 million reported for the first six months of 2002.

In the first six months of 2003, total loans increased $27.7 million to $822.8 million at June 30, 2003. Consumer loans increased $11.3 million, or 9 percent, from the balance at December 31, 2002, primarily due to growth in home equity lines. Commercial loans increased $12.6 million, or 3 percent, to $394.8 million at June 30, 2003. Residential real estate loans were impacted by the refinancing of fixed rate residential loans being sold into the secondary market. Total residential real estate loans amounted to $284.6 million at June 30, 2003, up from $280.9 million at December 31, 2002.

Total securities were $846.9 million at June 30, 2003, up $51.1 million from the December 31, 2002 balance. The increase in securities was primarily due to purchases of mortgage-backed securities, corporate bonds and U.S. government agency securities.

Total deposits at June 30, 2003 amounted to $1.136 billion, up $25.7 million from the December 31, 2002 balance of $1.110 billion. Demand deposits rose $26.3 million, or 17 percent, in the first six months of 2003 and totaled $183.8 million at June 30, 2003. Savings deposits increased $11.5 million from December 31, 2002 and amounted to $482.9 million at June 30, 2003. Time deposits amounted to $469.5 million at June 30, 2003, down from the December 31, 2002 balance of $481.6 million. In the six months ended June 30, 2003, Federal Home Loan Bank advances increased $63.8 million to $543.9 million at June 30, 2003.

Asset quality continues to be strong, as measured by the level of nonperforming assets. Nonaccrual loans as a percentage of total loans at June 30, 2003 were ..38%, compared to .53% at December 31, 2002. Similarly, nonperforming assets (nonaccrual loans and property acquired through foreclosure) as a percent of total assets at June 30, 2003 amounted to .17%, as compared to .24% at December 31, 2002. The Corporation's allowance for loan losses amounted to $15.7 million at June 30, 2003, compared to $15.5 million at December 31, 2002.

Total shareholders' equity amounted to $135.2 million at June 30, 2003, up from $128.7 million at December 31, 2002. Book value per share as of June 30, 2003 and December 31, 2002 amounted to $10.31 and $9.87, respectively.

                                  --M O R E--

Washington Trust Bancorp, Inc. Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer will host a conference call today, Thursday, July 17, at 4:30 p.m. (Eastern Daylight Time) to discuss the Corporation's second quarter earnings. Access to the call is available in a listen-only mode on Washington Trust's web site, www.washtrust.com. The link can be found in the Investor Relations section of the site under the subhead "Investor Information" and then "Presentations." In addition, a replay of the call will be posted in this same section of the web site shortly after conclusion of the call.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on The Nasdaq Stock Market(R) under the symbol WASH. Investor information is available on the Corporation's web site: www.washtrust.com.

Note: This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Corporation's management uses these non-GAAP measures in its analysis of the Corporation's performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of acquisitions and costs related to the integration of merged entities. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature. Because these items and their impact on the Corporation's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Corporation's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other Corporations. A quantitative reconciliation of the differences between the non-GAAP financial information discussed herein and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the Financial Summary statements attached to this press release.

                                      # # #
This report contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation's actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in the size and nature of the Corporation's competition, changes in loan default and charge-off rates and changes in the assumptions used in making such forward-looking statements.

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

                                                                                THREE MONTHS ENDED
                                                          ---------------------------------------------------------------
(Dollars and shares in thousands,                              JUN. 30,               JUN. 30,                MAR. 31,
 except per share amounts)                                       2003                   2002                    2003
                                                         -----------------      -----------------      -----------------
OPERATING RESULTS
-----------------
Net interest income                                               $12,282                $11,621                $11,929
Provision for loan losses                                             160                    100                    100
Net realized gains on securities                                      400                    381                    230
Other noninterest income                                            6,955                  5,404                  5,803
Noninterest expenses                                               12,848                 11,474                 10,978
Income tax expense                                                  2,055                  1,808                  2,134
Net income                                                          4,574                  4,024                  4,750

PER SHARE
---------
Basic earnings                                                      $0.35                  $0.31                  $0.36
Diluted earnings                                                    $0.34                  $0.31                  $0.36
Dividends declared                                                  $0.15                  $0.14                  $0.15

SHARES OUTSTANDING
------------------
Weighted Average:      Basic                                     13,089.4               12,858.7               13,059.3
                       Diluted                                   13,304.9               13,065.1               13,230.2

AVERAGE BALANCE SHEET
---------------------
Federal funds sold and other short-term investments               $15,447                $11,482                $14,946
Taxable debt securities                                           784,166                665,520                764,975
Nontaxable debt securities                                         16,137                 19,819                 17,462
Corporate stocks and Federal Home Loan Bank stock                  51,795                 43,750                 48,025

Loans:                                Commercial                  395,967                348,262                389,545
                                      Residential                 296,484                240,671                292,276
                                      Consumer                    137,929                118,191                133,050
                                                          -----------------      -----------------      -----------------
                                      Total loans                 830,380                707,124                814,871

Earning assets                                                  1,697,925              1,447,695              1,660,279
Total assets                                                    1,819,463              1,559,298              1,778,338

Deposits:                             Demand                      166,156                144,642                155,944
                                      Savings                     472,358                371,284                459,777
                                      Time                        479,266                469,109                481,766
                                                          -----------------      -----------------      -----------------
                                      Total deposits            1,117,780                985,035              1,097,487

Federal Home Loan Bank advances                                   549,161                439,461                532,698
Shareholders' equity                                              134,814                117,683                130,506

KEY RATIOS
----------
Return on average assets                                            1.01%                  1.03%                  1.07%
Return on average equity                                           13.57%                 13.68%                 14.56%
Interest rate spread (taxable equivalent basis)                     2.67%                  2.90%                  2.68%
Net interest margin (taxable equivalent basis)                      2.96%                  3.29%                  2.97%

ALLOWANCE FOR LOAN LOSSES
-------------------------
Balance at beginning of period                                    $15,495                $13,665                $15,487
Allowance on acquired loans                                             -                  1,829                      -
Provision charged to earnings                                         160                    100                    100
Net (charge-offs) recoveries                                           87                   (128)                   (92)
                                                          -----------------      -----------------      -----------------

Balance at end of period                                          $15,742                $15,466                $15,495
                                                          =================      =================      =================

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

                                                                                 THREE MONTHS ENDED
                                                          -----------------------------------------------------------------
(Dollars and shares in thousands,                               JUN. 30,               JUN. 30,                MAR. 31,
 except per share amounts)                                        2003                   2002                    2003
                                                          ------------------     ------------------     -------------------
EARNINGS AND RATIOS EXCLUDING SPECIAL ITEMS
-------------------------------------------
(Non GAAP Financial Information):
Noninterest expenses (1)                                           $11,907                $10,869                 $10,978
Return on average assets (2)                                         1.15%                  1.14%                   1.07%
Return on average equity (2)                                        15.50%                 15.09%                  14.56%

Reconciliation Table - Non GAAP Financial Information
-----------------------------------------------------
Net income, including special items                                 $4,574                 $4,024                  $4,750
Add back special items, net of tax:
  Debt prepayment penalties                                            649                      -                       -
  Acquisition costs                                                      -                    417                       -
Net income, excluding special items                                 $5,223                 $4,441                  $4,750

Basic earnings per share                                             $0.35                  $0.31                   $0.36
Effects of special items, net of tax                                  0.05                   0.04                       -
Basic earnings per share, excluding special items                    $0.40                  $0.35                   $0.36

Diluted earnings per share                                           $0.34                  $0.31                   $0.36
Effects of special items, net of tax                                  0.05                   0.03                       -
Diluted earnings per share, excluding special items                  $0.39                  $0.34                   $0.36

Return on average assets                                             1.01%                  1.03%                   1.07%
Effects of special items, net of tax                                 0.14%                  0.11%                       -
Return on average assets, excluding special items                    1.15%                  1.14%                   1.07%

Return on average equity                                            13.57%                 13.68%                  14.56%
Effects of special items, net of tax                                 1.93%                  1.41%                       -
Return on average equity, excluding special items                   15.50%                 15.09%                  14.56%

(1) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $941 thousand (pretax) and second quarter 2002 First Financial Corp. acquisition costs of $605 thousand (pretax).

(2) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $649 thousand after income taxes and second quarter 2002 First Financial Corp. acquisition costs of $417 thousand after income taxes.

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

                                                                      SIX MONTHS ENDED
                                                          -----------------------------------------
(Dollars and shares in thousands,                              JUN. 30,               JUN. 30,
 except per share amounts)                                       2003                   2002
                                                          -----------------      -----------------
OPERATING RESULTS
-----------------
Net interest income                                               $24,211                $21,005
Provision for loan losses                                             260                    200
Net realized gains on securities                                      630                    672
Other noninterest income                                           12,758                 10,341
Noninterest expenses                                               23,826                 20,638
Income tax expense                                                  4,189                  3,412
Net income                                                          9,324                  7,768

PER SHARE
---------
Basic earnings                                                      $0.71                  $0.62
Diluted earnings                                                    $0.70                  $0.62
Dividends declared                                                  $0.30                  $0.28

SHARES OUTSTANDING
------------------
Weighted Average:      Basic                                     13,074.4               12,434.1
                       Diluted                                   13,265.2               12,622.4

AVERAGE BALANCE SHEET
---------------------
Federal funds sold and other short-term investments               $15,198                $13,233
Taxable debt securities                                           774,624                628,022
Nontaxable debt securities                                         16,796                 19,908
Corporate stocks and Federal Home Loan Bank stock                  49,920                 42,871

Loans:                                Commercial                  392,774                304,534
                                      Residential                 294,391                237,551
                                      Consumer                    135,503                114,323
                                                          -----------------      -----------------
                                      Total loans                 822,668                656,408

Earning assets                                                  1,679,206              1,360,442
Total assets                                                    1,799,014              1,455,917

Deposits:                             Demand                      161,078                133,150
                                      Savings                     466,102                342,591
                                      Time                        480,509                425,452
                                                          -----------------      -----------------
                                      Total deposits            1,107,689                901,193

Federal Home Loan Bank advances                                   540,975                431,161
Shareholders' equity                                              132,672                108,867

KEY RATIOS
----------
Return on average assets                                            1.04%                  1.07%
Return on average equity                                           14.06%                 14.27%
Interest rate spread (taxable equivalent basis)                     2.67%                  2.77%
Net interest margin (taxable equivalent basis)                      2.97%                  3.19%

ALLOWANCE FOR LOAN LOSSES
-------------------------
Balance at beginning of period                                    $15,487                $13,593
Allowance on acquired loans                                             -                  1,829
Provision charged to earnings                                         260                    200
Net (charge-offs) recoveries                                           (5)                  (156)
                                                          -----------------      -----------------
  Balance at end of period                                        $15,742                $15,466
                                                          =================      =================

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

                                                                      SIX MONTHS ENDED
                                                          ------------------------------------------
(Dollars and shares in thousands,                               JUN. 30,               JUN. 30,
 except per share amounts)                                        2003                   2002
                                                          ------------------     ------------------
EARNINGS AND RATIOS EXCLUDING SPECIAL ITEMS
-------------------------------------------
(Non GAAP Financial Information):
Noninterest expenses (1)                                           $22,885                $20,033
Return on average assets (2)                                         1.11%                  1.12%
Return on average equity (2)                                        15.03%                 15.04%

Reconciliation Table - Non GAAP Financial Information
-----------------------------------------------------
Net income, including special items                                 $9,324                 $7,768
Add back special items, net of tax:
  Debt prepayment penalties                                            649                      -
  Acquisition costs                                                      -                    417
Net income, excluding special items                                 $9,973                 $8,185

Basic earnings per share                                             $0.71                  $0.62
Effects of special items, net of tax                                  0.05                   0.04
Basic earnings per share, excluding special items                    $0.76                  $0.66

Diluted earnings per share                                           $0.70                  $0.62
Effects of special items, net of tax                                  0.05                   0.03
Diluted earnings per share, excluding special items                  $0.75                  $0.65

Return on average assets                                             1.04%                  1.07%
Effects of special items, net of tax                                 0.07%                  0.05%
Return on average assets, excluding special items                    1.11%                  1.12%

Return on average equity                                            14.06%                 14.27%
Effects of special items, net of tax                                 0.97%                  0.77%
Return on average equity, excluding special items                   15.03%                 15.04%

(1) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $941 thousand (pretax) and second quarter 2002 First Financial Corp. acquisition costs of $605 thousand (pretax).

(2) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $649 thousand after income taxes and second quarter 2002 First Financial Corp. acquisition costs of $417 thousand after income taxes.

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

(Dollars and shares in thousands,                               JUN. 30,               JUN. 30,               DEC. 31,
 except per share amounts)                                        2003                   2002                   2002
                                                          ------------------     ------------------     -------------------
PERIOD END BALANCE SHEET
------------------------
Assets                                                          $1,839,412             $1,634,453             $1,745,661
Total securities                                                   846,901                734,647                795,833

Loans:                                Commercial                   394,793                372,595                382,169
                                      Residential                  284,621                249,091                280,886
                                      Consumer                     143,380                121,301                132,071
                                                          ------------------     ------------------     ------------------
                                      Total loans                  822,794                742,987                795,126

Deposits:                             Demand                       183,785                160,130                157,539
                                      Savings                      482,876                428,942                471,354
                                      Time                         469,543                468,372                481,600
                                                          ------------------     ------------------     ------------------
                                      Total deposits             1,136,204              1,057,444              1,110,493

Federal Home Loan Bank advances                                    543,878                432,731                480,080
Shareholders' equity                                               135,191                122,018                128,721


SHARE INFORMATION
-----------------
Shares outstanding at end of period                               13,115.1               13,026.6               13,042.4
Book value per share                                                $10.31                  $9.37                  $9.87
Market value per share                                              $23.02                 $23.69                 $19.53


CREDIT QUALITY
--------------
Nonaccrual loans                                                    $3,130                 $4,042                 $4,177
Other real estate owned, net                                            10                     30                     86
Nonperforming assets to total assets                                 0.17%                  0.25%                  0.24%
Nonaccrual loans to total loans                                      0.38%                  0.54%                  0.53%
Allowance for loan losses to nonaccrual loans                      502.94%                382.63%                370.78%
Allowance for loan losses to total loans                             1.91%                  2.08%                  1.95%


ASSETS UNDER MANAGEMENT
-----------------------
Market value                                                        $1,576                 $1,534                 $1,524

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

                                                                                    (Unaudited)
                                                                                       June 30,        December 31,
                                                                                         2003              2002
--------------------------------------------------------------------------------------------------------------------
Assets:

Cash and due from banks                                                                  $45,961          $39,298
Federal funds sold and other short-term investments                                       11,475           11,750
Mortgage loans held for sale                                                              11,212            4,566
Securities:
   Available for sale, at fair value                                                     621,172          553,556
   Held to maturity, at cost; fair value $232,374
     in 2003 and $250,446 in 2002                                                        225,729          242,277
--------------------------------------------------------------------------------------------------------------------
   Total securities                                                                      846,901          795,833

Federal Home Loan Bank stock, at cost                                                     28,668           24,582

Loans                                                                                    822,794          795,126
Less allowance for loan losses                                                            15,742           15,487
--------------------------------------------------------------------------------------------------------------------
   Net loans                                                                             807,052          779,639

Premises and equipment, net                                                               25,521           24,415
Accrued interest receivable                                                                8,059            7,773
Goodwill and other intangibles                                                            24,903           25,260
Other assets                                                                              29,660           32,545
--------------------------------------------------------------------------------------------------------------------
   Total assets                                                                       $1,839,412       $1,745,661
====================================================================================================================

Liabilities:

Deposits:
   Demand                                                                               $183,785         $157,539
   Savings                                                                               482,876          471,354
   Time                                                                                  469,543          481,600
--------------------------------------------------------------------------------------------------------------------
   Total deposits                                                                      1,136,204        1,110,493

Dividends payable                                                                          1,968            1,825
Federal Home Loan Bank advances                                                          543,878          480,080
Other borrowings                                                                           7,513            9,183
Accrued expenses and other liabilities                                                    14,658           15,359
--------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                   1,704,221        1,616,940
--------------------------------------------------------------------------------------------------------------------

Shareholders' Equity:

Common stock of $.0625 par value; authorized 30 million shares;
   issued 13,121,321 shares in 2003 and 13,086,795 shares in 2002                            820              818
Paid-in capital                                                                           28,865           28,767
Retained earnings                                                                         96,111           90,717
Unamortized employee restricted stock                                                        (16)             (24)
Accumulated other comprehensive income                                                     9,533            9,294
Treasury stock, at cost; 6,243 shares in 2003 and 44,361 in 2002                            (122)            (851)
--------------------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                            135,191          128,721
--------------------------------------------------------------------------------------------------------------------
   Total liabilities and shareholders' equity                                         $1,839,412       $1,745,661
====================================================================================================================

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)

                                                                                           (Unaudited)
                                                                               Three Months             Six Months
Periods ended June 30,                                                     2003           2002       2003        2002
-----------------------------------------------------------------------------------------------------------------------
Interest income:
   Interest and fees on loans                                             $12,853       $12,823    $25,499     $23,804
   Interest on securities                                                   8,333         9,307     16,888      17,495
   Dividends on corporate stock and Federal Home Loan Bank stock              531           497      1,018         980
   Interest on federal funds sold and other short-term investments             39            46         76         108
-----------------------------------------------------------------------------------------------------------------------
   Total interest income                                                   21,756        22,673     43,481      42,387
-----------------------------------------------------------------------------------------------------------------------

Interest expense:
   Savings deposits                                                           880         1,182      1,830       2,153
   Time deposits                                                            3,799         4,340      7,733       8,463
   Federal Home Loan Bank advances                                          4,777         5,510      9,670      10,729
   Other                                                                       18            20         37          37
-----------------------------------------------------------------------------------------------------------------------
   Total interest expense                                                   9,474        11,052     19,270      21,382
-----------------------------------------------------------------------------------------------------------------------
Net interest income                                                        12,282        11,621     24,211      21,005
Provision for loan losses                                                     160           100        260         200
-----------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                        12,122        11,521     23,951      20,805
-----------------------------------------------------------------------------------------------------------------------

Noninterest income:
   Trust and investment management                                          2,744         2,667      5,277       5,232
   Service charges on deposit accounts                                      1,348           975      2,448       1,802
   Net gains on loan sales                                                  1,441           398      2,679         914
   Merchant processing fees                                                   862           776      1,319       1,222
   Income from bank-owned life insurance                                      263           285        547         573
   Net realized gains on securities                                           400           381        630         672
   Other income                                                               297           303        488         598
-----------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                                 7,355         5,785     13,388      11,013
-----------------------------------------------------------------------------------------------------------------------

Noninterest expense:
   Salaries and employee benefits                                           6,619         6,008     13,153      11,583
   Net occupancy                                                              736           670      1,498       1,295
   Equipment                                                                  837           798      1,674       1,583
   Merchant processing costs                                                  683           614      1,045         971
   Legal, audit and professional fees                                         281           221        586         394
   Advertising and promotion                                                  542           436        812         676
   Outsourced services                                                        325           267        696         528
   Debt prepayment penalties                                                  941             -        941           -
   Amortization of intangibles                                                179           189        359         221
   Acquisition related expenses                                                 -           605          -         605
   Other                                                                    1,705         1,666      3,062       2,782
-----------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                               12,848        11,474     23,826      20,638
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                  6,629         5,832     13,513      11,180
Income tax expense                                                          2,055         1,808      4,189       3,412
-----------------------------------------------------------------------------------------------------------------------
   Net income                                                              $4,574        $4,024     $9,324      $7,768
=======================================================================================================================

Weighted average shares outstanding - basic                              13,089.4      12,858.7   13,074.4    12,434.1
Weighted average shares outstanding - diluted                            13,304.9      13,065.1   13,265.2    12,622.4
Per share information:
   Basic earnings per share                                                  $.35          $.31       $.71        $.62
   Diluted earnings per share                                                $.34          $.31       $.70        $.62
   Cash dividends declared per share                                         $.15          $.14       $.30        $.28